U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2012

Gisser Automotive Concepts, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

333-145181	13-3948927
(Commission File No.)	(IRS Employer Identification No.)

Gisser Automotive Concepts, Inc.

PO Box 1007, Melnick Drive

Monsey, NY 10952

(845) 356-8008

(Address and telephone number of principal executive and mailing address of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

(a)(1) On April 1, 2012, Gisser Automotive Concepts, Inc. (“GAC” or the “Company) entered into a Property Lease with Chestnut 750 LLC – Realty (“Chestnut” or the “Realty Company”) located at 14 Melnick Drive, Monsey, NY 10952 as per all details filed in the Company’s Prior 8-K on or about April 1, 2012.

(2)(b) After constant delays caused by Chestnut 750 LLC – Realty namely their failure to deliver the said premises to Gisser Automotive Concepts, Inc. for more than several months, GAC has Terminated the Agreement to Lease said premises. GAC has cancelled any payments as well to Chestnut 750 LLC – Realty.

Gisser Automotive Concepts, Inc. plans is to identify an alternative Corporate Office. Given the nature of GAC’s current status, Management may also consider utilizing any number of non-leased or leased spaces available to the Company temporarily. The Company is strongly considering utilizing a Mobile Type Office in addition to any of these various locations since our plans is to continue presenting our Business Opportunity thorough out the US and Offshore

 In any event, The Company may be reached at:

Gisser Automotive Concepts, Inc.

PO Box 1007, Melnick Drive

Monsey, NY 10952

(845) 356-8008

Alternatively, The Company may also be reached through www.Gisser.com with email links on the Contact page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012	By:	/s/ Daryl K. Gisser
Name: Daryl K. Gisser
Title: Chief Executive Officer, President

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